UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 15, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion Of Acquisition Or Disposition Of Assets
Sale and Purchase Agreement to Acquire Sun New Media Holdings Limited
     On February 15, 2006, pursuant to a Sale and Purchase Agreement (the “Purchase Agreement”) dated November 29, 2005 by and among Sun New Media, Inc. (“the “Company”) and Sun Media Investment Holdings Limited (the “Seller”), the Company acquired 100% of the issued and outstanding shares of Sun New Media Holdings Ltd (“SMH”). SNMI paid US$1.00 to Seller in exchange for 100% of the shares outstanding in SMH. As a result of the acquisition, SNMI will indirectly own a 51% stake in Compass Multimedia Ltd, an 85% stake in Sun 365 Multi-Media Holdings Limited and a 30% stake in Global Woman Multimedia Co. Ltd.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Fiscal Year End to Change From September 30th to March 31st
     On February 17, 2006 the Registrant’s Board of Directors approved a change in the Registrant’s Financial Year end from September 30th to March 31st. The report covering the transition period will be filed on Form 10-QSB.
     A copy of the press release announcing the change in fiscal year is attached hereto as Exhibit 99.1.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements of Business Acquired
     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(b)	Pro Forma Financial Statements
     The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(d)	Exhibits

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated November 29, 2005 (incorporated herein by reference from the registrant’s current report on Form 8-K filed on December 1, 2005)

99.1	Press Release dated February 17, 2006 announcing the change in financial year end.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 22, 2006

SUN NEW MEDIA INC.

By:	/s/ Hwee Ling Ng
Hwee Ling Ng, Acting Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated November 29, 2005 (incorporated herein by reference from the registrant’s current report on Form 8-K filed on December 1, 2005)

99.1	Press Release dated February 17, 2006 announcing the change in financial year end.